UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOCUMENT SECURITY SYSTEMS, Inc.

(Exact name of issuer as specified in its charter)

New York	16-1229730
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

DOCUMENT SECURITY SYSTEMS, INC.

2020 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full title of the plan)

Frank D. Heuszel

Chief Executive Officer

Document Security Systems, Inc.

200 Canal View Boulevard

Suite 300

Rochester, NY 14623

(Name and address of agent for service)

(585) 325-3610

(Telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Fax Number: (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount To Be	Proposed Maximum Offering Price Per	Proposed Maximum Aggregate Offering	Amount of registration
to be Registered	Registered(1)	Share	Price(2)	fee

Common Stock, $.02 par value per share	7,236,125	$0.29	2,098,476.25	$272.38

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act using the average of the high and low prices per share of the Registrant’s Common Stock as reported on the NYSE American Market on December 26, 2019, which date is within five business days prior to filing this Registration Statement,.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Document Security Systems, Inc. (“we”, “us”, “our”, the “Company”, or “DSS”) will provide each participant (the “Recipient”) with documents that contain information related to The Document Security Systems, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising them of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Jason Grady, Chief Operating Officer

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 300

Rochester, NY 14623

(585) 325-3610

INFORMATION REQUIRED BY PART I TO BE CONTAINED IN SECTION 10(a) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AND NOTE TO PART I OF FORM S-8.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information into this prospectus. The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

(a) Our Annual Report on Form 10-K and 10-K/A, as amended, for the year ended December 31, 2018 filed with the SEC on March 3, 2019 and April 26, 2019, respectively;

(b) Our latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the issuer’s latest fiscal year filed with the SEC on June 6, 2019;

(c) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May14, 2019;

(d) Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on August 13, 2019;

(e) Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed with the SEC on November 11, 2019;

(f) Our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 15, 2019, February 20, 2019, February 22, 2019, March 27, 2019, March 28, 2019, April 10, 2019, two filings on April 11, 2019, April 16, 2019, April 17, 2019, April 30, 2019, May 2, 2019, May 10, 2019, May 21, 2019, June 3, 2019, June 6, 2019, June 13, 2019, June 14, 2019, July 2, 2019, July 16, 2019, August 7, 2019, October 7, 2019, October 17, 2019, October 25, 2019, November 1, 2019, November 8, 2019 and December 11, 2019.

(g) Our definitive proxy statement and definitive additional materials on Schedule 14A filed with the SEC on November 15, 2019 and November 20, 2019;

(h) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (a) above; and

(i) The description of the Registrant’s Common Stock incorporated herein by reference from the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 19, 2004.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to, such corporation’s interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, we maintain directors’ and officers’ liability insurance policies.

Our bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER	EXHIBIT

4.1	Document Security Systems, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan

5.1	Opinion of Sichenzia Ross Ference LLP

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

23.2	Consent of FREED MAXICK CPAs, P.C., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

1. The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities: The Company undertakes that in a primary offering of securities of the Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 30, 2019

By:	/s/ Frank D. Heuszel
Frank D. Heuszel Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank D. Heuszel, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: December 30, 2019	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer and Interim Chief Financial Officer and Director

Date: December 30, 2019	/s/ Jason Grady
Jason Grady Chief Operating Officer

Date: December 30, 2019	/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan Chairman of the Board

Date: December 30, 2019	/s/ Lowell Wai Wah
Lowell Wai Wah Director

Date: December 30, 2019	/s/ Sussuan Lee
Sassuan Lee Director

Date: December 30, 2019	/s/ Jose Escudero
Jose Escudero Director

Date: December 30, 2019	/s/ William Wu
William Wu Director

Date: December 30, 2019	/s/ John Thatch
John Thatch Director